EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of SeraCare Life Sciences, Inc. on Form S-8 of our report dated April 30, 2004, relating to the financial statements of Genomics Collaborative, Inc. as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, appearing in and incorporated by reference in the Current Report on Form 8-K/A of SeraCare Life Sciences, Inc. dated August 11, 2004.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

August 9, 2004